SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below (this "Agreement"), is entered into by and between ZAPWORLD.COM a California corporation, with headquarters located at 117 Morris Street, Sebastopol, CA 95472 (the "Company"), and each entity named on a signature page hereto (each, a "Buyer") (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer under such agreement and the Transaction Agreements, as defined below, referred to therein).

                              W I T N E S S E T H:

     WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or
Section 4(2) of the 1933 Act; and

     WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of the Series A-1 and Series A-2 Convertible Preferred Stock, par value $1,000 per share and having a stated value of $1,000 per share, of the Company (the "Convertible Preferred Stock") which will be convertible into shares of Common Stock, no par value per share of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Preferred Stock, together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock, and subject to acceptance of this Agreement by the Company;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.  AGREEMENT TO PURCHASE; PURCHASE PRICE.

     a.  Purchase; Certain Definitions.

          (i) The undersigned hereby agrees to purchase from the Company Convertible Preferred Stock having a stated value in the amount set forth on the Buyer's signature page of this Agreement (the "Preferred Stock," which term includes the Initial Preferred Stock and the Additional Preferred Stock, as defined below), out of a total offering of such Convertible Preferred Stock having a stated value of $5,000,000, and having the terms and conditions set forth in the Certificate of



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     Determination of Rights and Preferences of the Series A-1 Convertible
     Preferred Stock and Series A-2 Convertible Preferred Stock of the Company attached hereto as Annex I (the "Certificate of Determination").

          (ii) Subject to the terms and conditions of this Agreement and the other Transaction Agreements, the Buyer will purchase (x) Series A-1 Convertible Preferred Stock having a stated value of $3,000,000 multiplied by the Buyer's Allocable Share (the "Initial Preferred Stock") on the Initial Closing Date (as those terms are defined below) and (y) Series A-2 Convertible Preferred Stock having a stated value of $2,000,000 (the "Additional Preferred Stock") on the Additional Closing Date (as defined below).

          (iii) The Purchase Price (as defined below) to be paid by the Buyer shall be equal to the amount set forth on the Buyer's signature page of this Agreement, and shall be payable in United States Dollars.

     b. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

          (i) "Securities" means the Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Preferred Stock or the exercise of the Warrants.

          (ii) "Purchase Price" means the purchase price for the Initial Preferred Stock or the Additional Preferred Stock, as the case may be.

          (iii) "Initial Closing Date" means the date of the closing of the purchase and sale of the Initial Preferred Stock, as provided herein.

          (iv) "Additional Closing Date" means the date of the closing of the purchase and sale of the Additional Preferred Stock, as provided herein.

          (v) "Closing Date" means the Initial Closing Date or the Additional Closing Date, as the case may be.

          (vi) "Buyer's Allocable Share" means the fraction of which the numerator is the stated value of the Buyer's Preferred Stock specified on the Buyer's signature page of this Agreement and the denominator is $5,000,000.

          (vii) "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement defined below).



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          (viii) "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Preferred Stock.

          (ix) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

          (x) "Shares" means the shares of Common Stock representing any or all of the Conversion Shares and the Warrant Shares.

          (xi)   "Latest Audited Date" means December 31, 1999.

          (xii) "Closing Bid Price" means the closing bid price of the Common Stock (in U.S. Dollars) on the Principal Trading Market, as reported by Bloomberg LP (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Buyer and reasonably acceptable to the Company).

          (xiii) "Principal Trading Market" means The Nasdaq/SmallCap Market or, if the Common Stock is no longer listed on that market, the principal securities exchange or trading market on which the Common Stock is listed or traded.

          (xiv) "Volume Standard" means an average daily trading volume of 100,000 shares of the Common Stock on the Principal Trading Market for the relevant period.

          (xv) "Certificates" means (x) the stock certificates, duly executed by the Company and issued in the name of the Buyer, representing the Preferred Stock being issued to the Buyer on the relevant Closing Date and
     (y) the Warrants, each duly executed on behalf of the Company and issued in the name of the Buyer, being issued to the Buyer on the relevant Closing Date.

     c. Form of Payment; Delivery of Certificates.

          (i) The Buyer shall pay the Purchase Price for the relevant Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as Annex II (the "Joint Escrow Instructions") on the date prior to the relevant Closing Date.

          (ii) No later than the relevant Closing Date, but in any event as promptly as practicable following payment by the Buyer to the Escrow Agent of the relevant Purchase Price, the Company shall deliver the Certificates to the Escrow Agent.



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          (iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

     d. Method of Payment. Payment into escrow of the Purchase Price shall be made by wire transfer of funds to:

          Bank of New York
          350 Fifth Avenue
          New York, New York 10001

          ABA# 021000018
          For credit to the account of Krieger & Prager LLP, Esqs.
          Account No.:  [To be provided to the Buyer by Krieger & Prager LLP]
          Re:  Zapworld.com

Not later than 5:00 p.m., New York time, on the date which is three (3) Nasdaq/SmallCap Market trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the Purchase Price for the Initial Preferred Stock in immediately available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment, shall allow the Company to cancel this Agreement.

     e. Escrow Property. The Purchase Price, if any, for the Initial Preferred Stock or the Additional Preferred Stock, as the case may be, which is delivered to the Escrow Agent as contemplated by Section 1(d) hereof is referred to as the "Escrow Funds." The Escrow Funds and the Certificates delivered to the Escrow Agent as contemplated by Section 1(c) hereof are referred to as the "Escrow Property."

     2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

     The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

     a. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement, the Buyer is purchasing the Preferred Stock and the Warrants and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.



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


     b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

     c. All subsequent offers and sales of the Preferred Stock and the Shares by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

     d. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

     e. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer, including those set forth on Annex V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1999, (2) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000; (3) Current Report on Form 8-K filed on April 17, 2000; and (4) Definitive Proxy Statement filed on June 1, 2000 (collectively, the "Company's SEC Documents").

     f. The Buyer understands that its investment in the Securities involves a high degree of risk.

     g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.



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


     h. This Agreement and the other Transaction Agreements to which the Buyer is a party have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

     3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyer as of the date hereof and as of each Closing Date that, except as otherwise provided in the Company Disclosure Materials attached hereto as Annex V hereto:

     a. Concerning the Preferred Stock and the Shares. The Preferred Stock has been duly authorized, and when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability solely by reason of acquiring the Preferred Stock hereunder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock, the Warrants or the Shares.

     b. Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition or results of operation of the Company and its subsidiaries taken as a whole. The Company has registered its stock and is obligated to file reports pursuant to Section 12 of the 1934 Act. The Common Stock is listed and traded on The Nasdaq/ SmallCap Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

     c. Authorized Shares. The authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, no par value per share, of which approximately 5,500,000 shares have been issued as of the date hereof and
(ii)10,000,000 shares of Indeterminate Preferred Stock, par value $1,000 per share, of which none have been issued as of the date hereof. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. The Shares have been duly authorized and, when issued upon conversion of, or as dividends on, the Preferred Stock or upon exercise of the Warrants, each in accordance with its respective terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.



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


     d. Securities Purchase Agreement; Registration Rights Agreement and Stock. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as Annex IV (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement is, and each of the other Transaction Agreements, when executed and delivered by the Company, will be, a valid and binding agreement of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

     e. Non-contravention. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the Articles of Incorporation or the By-Laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated herein.

     f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

     g. SEC Filings. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since April 1, 1999 timely filed all requisite forms, reports and exhibits thereto with the SEC.

     h. Absence of Certain Changes. Since the Latest Audited Date, there has been no material adverse change and no material adverse development in the business, properties,



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


operations, condition (financial or otherwise), or results of operations of the Company, except as disclosed in the Company's SEC Documents. Since the Latest Audited Date, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

     i. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole , (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements"), or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyer in the Transaction Agreements.

     j. Absence of Litigation. Except as set forth in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, operations, condition (financial or otherwise), or results of operation of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

     k. Absence of Events of Default. Except as set forth in the Company's SEC Documents, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole.

     l. Prior Issues. Except as set forth in the Company's SEC Documents, during the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities. As of the date hereof, the outstanding unconverted principal amount of each convertible security issued by the Company is as set forth in Annex V hereto.

     m. No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Latest Audited Date, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company (other than the transactions contemplated by the Transaction Agreements) which proposal would (x) change the Articles of Incorporation or any other charter document or the By-Laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

     n. No Default. Except as provided in the Company's SEC Documents, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

     o. No Integrated Offering. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since November 1, 1999, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

     p. Dilution. The number of Shares issuable upon conversion of the Preferred Stock and the exercise of the Warrants may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Preferred Stock. The Company's executive officers and



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directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock and upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, the Company will honor every Notice of Conversion (as defined in the Certificate of Determination) relating to the conversion of the Preferred Stock and every Notice of Exercise Form (as contemplated by the Warrants) relating to the exercise of the Warrants unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

     q. Brokers, Finders. Except for payment of fees to Harry Kraatz, an independent finder (the "Finder") , and fees payable to Union Atlantic LC or Union Atlantic Capital, LC (the "Placement Agent"), the payment of which fees is the sole responsibility of the Company, the Company has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section 3(q) that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.



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     4.  CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

     a. Transfer Restrictions. The Buyer acknowledges that (1) the Preferred Stock have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act ("Rule 144") may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

     b. Restrictive Legend. The Buyer acknowledges and agrees that the Preferred Stock and the Warrants, and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

          THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     c. Registration Rights Agreement. The parties hereto agree to enter into the Registration Rights Agreement on or before the Initial Closing Date.

     d. Filings.

          (i) The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.



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


          (ii) Subject to the conditions of the immediately following sentence, the Company undertakes and agrees to take all steps necessary to have a meeting and vote of the stockholders of the Company no later than the Meeting Date (as defined below) regarding either or both (A) the authorization of the Company's issuance to the holders of the Preferred Stock of shares of Common Stock in excess of twenty percent (20%) of the outstanding shares of Common Stock on the date of this Agreement in accordance with NASDAQ Rule 4310(c)(25)(H)(i) or Rule 4460(i)(1), as may be applicable and/or (B) the increase of the authorized shares of Common Stock of the Company, if and as may be necessary, to enable the Company to meet its obligations regarding the reservation of shares and the conversion of the Preferred Stock as contemplated by the Certificate of Determination and the other Transaction Agreements. The term "Meeting Date" means the date which is the earlier of (x) seventy-five (75) days after the date on which the Company has issued, after the date of this Agreement, shares of Common Stock which, in the aggregate equal or exceed ten percent (10%) of the outstanding shares of Common Stock on the date hereof or (y) the date on which the Company holds its next regular or special stockholders meeting or
     (v) the date on which the Company holds its next regular or special stockholders meeting after the meeting originally scheduled to be held on or about June 24, 2000. The Company will recommend to the stockholders that such authorization be granted and will seek proxies from stockholders not attending the meeting naming a director or officer of the Company as such stockholder's proxy and directing the proxy to vote, or giving the proxy the authority to vote, in favor of such authorization. Upon determination that the stockholders have voted in favor of such authorization, the Company shall cause its counsel to issue to the Buyer an unqualified opinion (the "Authorization Opinion") that such authorization has been duly adopted by all necessary corporate action of the Company and that the Company will be able to issue, without restriction as to the number of such shares, all shares of Common Stock as may be issuable upon conversion of the Preferred Stock and without any limits imposed by the Cap Regulations (as defined in the Certificate of Determination) adopted on or before and in effect on the date of the Authorization Opinion. The Authorization Opinion shall state that the Buyer may rely thereon in connection with the transactions contemplated by this Agreement and the other Transaction Agreements regarding its holdings of the Preferred Stock. If, for any reason, (x) the Authorization Opinion is not issued within five (5) business days after such meeting, (y) the meeting is not held by the Meeting Date or (z) the requisite stockholder approval is not obtained at the meeting, then in lieu of issuing any shares in violation of NASDAQ Rule 4310(c)(25)(H) or Rule 4460(i)(1), as may be applicable, or any of the other Cap Regulations, the Company shall redeem the outstanding Preferred Stock as set forth in Section VI of the Certificate of Determination within ten (10) days after the Meeting Date.

          (iii) In furtherance of the provisions of the immediately preceding subparagraph (ii) hereof, the Company (a) commits to using its best efforts to obtain any stockholder authorization contemplated by said subparagraph
     (ii), and (b) represents to the Buyer that the Company has obtained the binding irrevocable commitment or proxy (each, a "Principal Voter Proxy") of each Principal Voter (as defined below) that such Principal Voter will vote in favor of any stockholder authorization contemplated by said subparagraph (ii). A "Principal Voter" is a person who meets any one or more of the following criteria: (A) a person who is a director or principal officer of the Company (each, a "Company Principal") and who, directly or indirectly, holds any shares of

     Common Stock of the Company; (B) a spouse of a Company Principal who resides in the household of the Company Principal (a "Principal's Spouse") and who, directly or indirectly, holds any shares of Common Stock of the Company, (C) a parent, sibling or child of a Company Principal who resides in the household of a Company Principal or of a Principal's Spouse (each, a "Principal's Relative") and who, directly or indirectly, holds any shares of Common Stock or (D) any other person or entity, including, without limitation, for profit or non-profit corporations, partnerships and trusts, whose voting rights regarding Common Stock of the Company is subject to the direction, control or other influence of any Company Principal, Principal's Spouse or Principal's Relative. The Company will deliver such Principal Voter Proxies to the Buyer or the Buyer's designee on the Initial Closing Date.

     e. Reporting Status. So long as the Buyer beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to obtain and to continue the listing and trading of its Common Stock (including, without limitation, all Registrable Securities) on The Nasdaq/Small Cap market and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. ("NASD") or The Nasdaq/Small Cap Market.

     f. Use of Proceeds. The Company may use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees, finder's fees and escrow fees in connection with the sale of the Preferred Stock) for internal working capital purposes and other corporate business activities.

     g. Certain Agreements. Except to the extent specifically provided in
Section 4(j) hereof, but in each such event subject to compliance with all of the other provisions of this Agreement, the Company covenants and agrees that it will not, without the prior written consent of the Buyer, enter into

          (x) any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock (collectively, "New Common Stock") except as contemplated by Section 4(j) hereof,, or

          (y) any subsequent offer or contract for an equity line or similar arrangement which contemplates the issuance of New Common Stock with any third party (a "New Investor") on any date which is earlier than one hundred eighty (180) days after the Effective Date.

     h. Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield (the "Reserved Standard") at least the aggregate of (i) two hundred percent (200%) of the number of shares of Common Stock issuable at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Certificate of Determination or to represent payment of dividends on the Preferred Stock and (ii) the number of shares issuable upon exercise as may be required to satisfy the exercise rights of the Buyer pursuant to the terms and conditions of the Warrants. If, at any time, the number of shares so authorized and reserved for issuance to all Buyers is less than the number of shares contemplated by Paragraph B of Article VI of the Certificate of Determination, the Company shall promptly take all steps necessary or appropriate, which may include the calling of a special or regular shareholders' meeting, to authorize an increase in the number of authorized shares at least sufficient to enable the Company to comply with the Reserved Standard.

     i. Warrants. The Company agrees to issue to the Buyer on each Closing Date transferable warrants (the "Warrants") for the purchase of a number of shares of Common Stock equal to (x) the stated value of the Preferred Stock issued to the Buyer on such Closing Date, divided by (y) the Fixed Conversion Price ( as defined in the Certificate of Determination). The Warrants shall bear an exercise price per share equal to 110% of (i) for the Warrants issued on the Initial Closing Date, the average Closing Bid Price for the five (5) trading days ending on the trading day immediately before (x) June 23, 2000 or (y) the Initial Closing Date, whichever is lower, and (ii) for the Warrants issued on the Additional Closing Date, the average Closing Bid Price for the five (5) trading days ending on the trading day immediately before the Additional Closing Date (subject in each instance to adjustment as provided in the Warrant). The Warrants will expire on the last day of the calendar month in which the fifth anniversary of the relevant Closing Date occurs. The Warrants shall be in the form annexed hereto as Annex VI, together with (x) registration rights as provided in the Registration Rights Agreement and (y) piggy-back registration rights after the effectiveness of the Registration Statement expires, as contemplated by the Registration Rights Agreement.

     j. Right of First Refusal. (i) Subject to the provisions of this paragraph
(j), the Company may during the period commencing on the Effective Date and continuing through and including the date which is one hundred eighty (180) days after the Effective Date offer to enter into any transaction (a "New Transaction") for the sale of New Common Stock to a New Investor, but only if
(x) the average Closing Bid Price for the twenty (20) trading days ending on the trading immediately before the New Transaction Notice (as defined below) is at least $5.50 per share (adjusted for capital transactions occurring after the Initial Closing Date) and (y) the sale price per share of Common Stock or, if a convertible security or other right to acquire shares, the conversion or exercise price per share of Common Stock is at least $5.50 per share (adjusted for capital transactions occurring after the Initial Closing Date). Before consummating the New Transaction with a New Investor, the Company shall give written notice (a "New Transaction Notice") to the Buyer summarizing all of the terms of such offer (a "New Transaction Offer"). The Buyer shall have the right (the "Right of First Refusal"), exercisable by written notice given to the Company by the close of business on the fifth business day after the Buyer's receipt of the New Transaction Offer

(the "Right of First Refusal Expiration Date"), to participate in all or any part of the New Transaction Offer on the terms so specified.

          (ii) If, and only if, the Buyer does not exercise the Right of First Refusal in full, the Company may consummate the remaining portion of the New Transaction with any New Investor on the terms specified in the New Transaction Offer within thirty (30) days of the Right of First Refusal Expiration Date.

          (iii) If the terms of the New Transaction to be consummated with such other party differ from the terms specified in the New Transaction Offer so that the terms are more beneficial in any respect to the New Investor, the Company shall give the Buyer a New Transaction Offer relating to the terms of the New Transaction, as so changed, and the Buyer's Right of First Refusal and the preceding terms of this paragraph (j) shall apply with respect to such changed terms.

          (iv) If there is more than one Buyer signatory to this Agreement, the preceding provisions of this paragraph (j) shall apply pro rata among them (based on their relative Buyer's Allocable Shares), except that, to the extent any such Buyer does not exercise its Right of First Refusal in full (a "Declining Buyer"), the remaining Buyer or Buyers who or which have exercised their own Right of First Refusal in full, shall have the right (pro rata among them based on their relative Buyer's Allocable Shares, if more than one) to exercise all or a portion of such Declining Buyer's unexercised Right of Refusal.

          (v) In the event the New Transaction is consummated with such New Investor at any time prior to the expiration of one hundred eighty (180) days after the Effective Date on terms providing for

                (x) either a sale price equal to or computed based on, or a determination of a conversion price (howsoever defined or computed) based on, a lower percentage of the then current market price (howsoever defined or computed) than provided in the Certificate of Determination for determining the Conversion Price, the terms of any unissued or unconverted share of Preferred Stock shall be modified to reduce the relevant Conversion Price to be equal to that provided in the New Transaction as so consummated; and/or

                (y) the issuance of warrants at an exercise price lower than that provided in the Warrants, the terms of any unissued or unexercised Warrants shall be modified to reduce the relevant Warrant exercise price to be equal to that provided in the New Transaction as so consummated.

     k. Reimbursement. If (i) the Buyer, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if the Buyer is impleaded in any such action, proceeding or investigation by any person, or (ii) the Buyer, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal or state securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if the Buyer is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse the Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which Buyer is a named party, the Company will pay to the Buyer reasonable out-of-pocket costs with respect to assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this Section 4(k) shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Buyer that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Buyer and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer and any such affiliate and any such person.

     5. TRANSFER AGENT INSTRUCTIONS.

     a. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give its transfer agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares or the Warrant Shares, as the case may be, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer. The Company agrees that if a sale by a holder of Securities complies with the provisions of Rule 144, it will instruct the Company's transfer agent to transfer shares to each purchaser in such a transaction and, if necessary, arrange for an opinion of counsel to be delivered to the transfer agent with respect to such transfer.

     b. Subject to the provisions of this Agreement, the Company will permit the Buyer to exercise its right to convert the Preferred Stock in the manner contemplated by the Certificate of Determination. The Company acknowledges that the submission (by facsimile transmission or delivery by mail, messenger or courier) of a Notice of Conversion substantially in the form annexed hereto as Annex VII shall constitute adequate notice of the exercise of the conversion right by the holder of the Preferred Stock.

     c The Company will authorize its transfer agent to give information relating to the Company directly to the Buyer or the Buyer's representatives upon the request of the Buyer or any such representative , to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Buyer in connection with a Notice of Conversion, or
(ii) the number of outstanding shares of Common Stock of all stockholders as of a current or other specified date. The Company will provide the Buyer with a copy of the authorization so given to the transfer agent.

     6. CLOSING DATES.

     a. The Initial Closing Date shall occur on the date which is the first NYSE trading day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

     b.   (i)   The Additional Closing Date shall be the date which is seven (7)
business days after the date of the Company Additional Closing Date Notice or the Buyer Additional Closing Date Notice (as those terms are defined below; each, an "Additional Closing Date Notice") .

          (ii) On a date which is no earlier than the fifteenth business day after the Effective Date and ending on the thirtieth business day after the Effective Date, the Company may give notice (the "Company Additional Closing Date Notice") by fax transmission or hand delivery to the Buyer, with a copy to the Escrow Agent, specifying its demand that the Buyer purchase the Additional Preferred Stock, as contemplated by Section 1(a)(ii)(y) hereof. The closing of the purchase and sale of the Additional Preferred Stock shall be subject to the provisions of this Section 6(b) and the other terms of this Agreement.

          (iii) It shall be a condition to the Company's right to issue a Company Closing Date Notice that, as of the Additional Closing Notice Date:

                (A) The Registration Statement shall have been declared effective and shall continue to be effective;

                (B) Each of the Transaction Agreements shall continue to be in full force and effect and be applicable, to the extent relevant, to the

          Additional Preferred Stock and the Warrants to be issued on the Additional Closing Date (and the Company's issuance of the Company Additional Closing Date Notice shall constitute the Company's making each such representation and warranty as of such date);

               (C) The Closing Bid Price on the trading day immediately prior to the date of the Company Additional Closing Date Notice was not less than $2.00 per share (adjusted to reflect any capital adjustments made by the Company after the Initial Closing Date);

               (D) (a)(i) If the average Closing Bid Price for the Common Stock for the thirty (30) trading days ending on the trading day immediately before the date the Company Additional Date Notice was given, was not less than $2.50 per share (adjusted to reflect any capital adjustments made by the Company after the Initial Closing Date), and (ii) the average daily trading volume for the thirty (30) trading days ending the trading day immediately prior to the date of the Company Additional Closing Date Notice was not less than the Volume Standard; provided, however, that if the average daily trading volume during that period is less than the Volume Standard, but at least seventy-five percent (75%) of the Volume Standard, the amount of the Additional Preferred Stock to be purchased by the Buyer shall be two-thirds of the amount contemplated by Section 1(a)(ii)(y);

                   (b)(i) If the average Closing Bid Price for the Common Stock for the thirty (30) trading days ending on the trading day immediately before the date the Company Additional Date Notice was given, was not less than $4.00 per share (adjusted to reflect any capital adjustments made by the Company after the Initial Closing Date), and (ii) the average daily trading volume for the thirty (30) trading days ending the trading day immediately prior to the date of the Company Additional Closing Date Notice was not less than seventy-five percent (75%) of the Volume Standard; provided, however, that if the average daily trading volume during that period is less than such amount but at least fifty percent (50%) of the Volume Standard, the amount of the Additional Preferred Stock to be purchased by the Buyer shall be two- thirds of the amount contemplated by Section 1(a)(ii)(y);

               (E) the Authorization Opinion shall have been issued to the Buyer; and

               (F) The representations and warranties of the Company contained in Section 3 hereof shall be true and correct in all material respects and there shall have been no material adverse effect on the business, operations or financial condition or results of operations of the Company and its subsidiaries taken as a whole, from the Initial Closing Date through and including the date the Company gives the Company Additional Closing Date Notice to the Buyer (and the Company's issuance of the Additional Closing Date Notice shall constitute the Company's making each such representation and warranty as of such date).

     (iv) The Buyer by written notice to the Company can waive all or any part of the conditions referred to in Section 6(b)(iii) with respect to all or any specified portion of the Additional Preferred Stock; and

     (v) If the Company has not given the Company Additional Closing Date Notice, then, during the period commencing on the thirty-first business day after the Effective Date and ending on the forty-fifth business day after the Effective Date, the Buyer shall have the right to give notice (the "Buyer Additional Closing Date Notice") by fax transmission or hand delivery to the Company, with a copy to the Escrow Agent, specifying its demand that the Company issue all or part of the Additional Preferred Stock, as contemplated by Section 1(a)(ii)(y) hereof.

     (vi) The closing for the Additional Preferred Stock shall be conducted upon the same terms and conditions as those applicable to the Initial Preferred Stock.

     c. Each closing of the purchase and issuance of Preferred Stock shall occur on the relevant Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

     d. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to others and to release the other Escrow Property on the relevant Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

     7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

     The Buyer understands that the Company's obligation to sell the relevant Preferred Stock to the Buyer pursuant to this Agreement on the relevant Closing Date is conditioned upon:

                                                                DRAFT -2 6/21/00


     a. The Buyer's execution and delivery of this Agreement and the other Transaction Agreements contemplated to be signed by the Buyer;

     b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the relevant Preferred Stock in accordance with this Agreement;

     c. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date;

     d. Except to the extent contemplated by specific provisions of the Transaction Agreements, there shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby to an extent materially greater than contemplated herein, or requiring any consent or approval which shall not have been obtained; and

     e. From and after the date hereof to and including such Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD and trading in securities generally on the NYSE or The Nasdaq/SmallCap Market shall not have been suspended or limited, nor shall minimum prices been established for securities traded on The Nasdaq/SmallCap Market, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Company makes it impracticable or inadvisable to sell the Preferred Stock.

     8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

     The Company understands that the Buyer's obligation to purchase the Preferred Stock on the relevant Closing Date is conditioned upon:

     a. The adoption of the Certificate of Determination by all necessary corporate action of the Company and the filing of all filings necessary to effectuate the Certificate of Determination as a part of the charter documents of the Company;

     b. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company;

     c. Delivery by the Company to the Escrow Agent of the relevant Certificates in accordance with this Agreement;

     d. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

     e. On such Closing Date, the Registration Rights Agreement shall be in full force and effect and the Company shall not be in default thereunder;

     f. On such Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated such Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in Annex III attached hereto;

     g. Except to the extent contemplated by specific provisions of the Transaction Agreements, there shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby to an extent materially greater than contemplated herein, or requiring any consent or approval which shall not have been obtained;

     h. From and after the date hereof to and including such Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD and trading in securities generally on the The Nasdaq/SmallCap Market shall not have been suspended or limited, nor shall minimum prices been established for securities traded on The Nasdaq/SmallCap Market, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Preferred Stock; and

     i. With respect to the Additional Closing Date,

          (i) a Company Additional Closing Date Notice shall have been duly given in accordance with the provisions of Section 6(b);

          (ii) all the other conditions of Section 6(b) shall have been satisfied;

          (iii) the Registration Statement shall have been declared effective and continue to be effective;

          (iv) each of the Transaction Agreements shall continue to be in full force and effect and be applicable, to the extent relevant, to the Additional Preferred Stock and Warrants (and the Company's issuance of the Additional Preferred Stock shall constitute the Company's making a representation and warranty to such effect as of such date);

          (v)   the representations and warranties of the Company contained in
     Section 3 hereof shall be true and correct in all material respects (and the Company's issuance of the Additional Preferred Stock shall constitute the Company's making each such representation and warranty as of such date) and there shall have been no material adverse change to the business, operations or financial condition or results of operation of the Company and its subsidiaries taken as a whole from the Initial Closing Date through and including the Additional Closing Date (and the Company's issuance of the Additional Preferred Stock shall constitute the Company's making such representation and warranty as of such date);

     (vi) the Company shall have timely issued all shares issuable upon conversion of the Preferred Stock or upon exercise of the Warrants prior to the date of such Additional Closing Date; and

     (vii) the Company shall have available and shall reserve for issuance to Buyer at least two hundred (200%) of the number of Shares which would be issued on (x) conversion of all unconverted Initial Preferred Stock and all Additional Preferred Stock and (y) exercise of all unexercised Warrants.

     9. GOVERNING LAW: MISCELLANEOUS.

     a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

     b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

     g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

     j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     10. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

          (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

          (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

          (c) the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):


          COMPANY:         Zapworld.com
                           117 Morris Street
                           Sebastopol, CA 95472
                           Attn: Gary Starr
                           Telephone No.: (707) 824-4150
                           Telecopier No.: (707) 824-4159

                           with a copy to:

                           Evers & Hendrickson LLP
                           155 Montgomery Street
                           12th Floor
                           San Francisco, California 94104
                           Attn: William D.  Evers, Esq.
                           Telephone No.: (415) 772-8102
                           Telecopier No.: (415) 772-8101

          BUYER: At the address set forth on the signature page of this Agreement.

                           with a copy to:

                           Krieger & Prager LLP
                           39 Broadway
                           Suite 1440
                           New York, NY 10006
                           Attn: Samuel Krieger, Esq.
                           Telephone No.: (212) 363-2900
                           Telecopier No.  (212) 363-2999

          ESCROW AGENT:    Krieger & Prager LLP
                           39 Broadway
                           Suite 1440
                           New York, NY 10006
                           Attn: Samuel Krieger, Esq.
                           New York, New York 10016
                           Telephone No.: (212) 363-2900
                           Telecopier No.  (212) 363-2999


     11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the Warrants and the payment of the Purchase Price and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer by one of its officers thereunto duly authorized as of the date set forth below.


STATED VALUE OF PREFERRED STOCK:                    $
                                                     ---------------------------

PURCHASE PRICE OF PREFERRED STOCK:                  $
                                                     ---------------------------



                             SIGNATURES FOR ENTITIES

     IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this day , 2000.



--------------------------------            ------------------------------------
Address                                     Printed Name of Subscriber


--------------------------------            By:
                                                --------------------------------
Telecopier No.                                  (Signature of Authorized Person)
               -----------------

                                            ------------------------------------
--------------------------------            Printed Name and Title
Jurisdiction of Incorporation
or Organization

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

ZAPWORLD.COM

By:
        -------------------------------------
                 Gary Starr
Title:     Chief Executive Officer
        -------------------------------------

Date:                                      ,2000
        ----------------------------------

          ANNEX I          CERTIFICATE OF DETERMINATION

          ANNEX II         JOINT ESCROW INSTRUCTIONS

          ANNEX III        OPINION OF COUNSEL

          ANNEX IV         REGISTRATION RIGHTS AGREEMENT

          ANNEX V          COMPANY DISCLOSURE MATERIALS

          ANNEX VI         FORM OF WARRANT

          ANNEX VII        NOTICE OF CONVERSION FORM

                          COMPANY DISCLOSURE MATERIALS
                          ----------------------------







                                      NONE

                                  ZAPWORLD.COM

                              Notice of Conversion


                    (To be Executed by the Registered Holder
                in order to Convert the Series A Preferred Stock)


TO:    APWORLD.COM                                 VIA TELECOPIER TO:
       17 Morris Street                            (    )
       ebastopol, CA 95472 Attn:


FROM:                                                                 ("Holder")
     -----------------------------------------------------------------

DATE:                                                    (the "Conversion Date")
     ----------------------------------------------------

RE:  Conversion of                     shares (the "Converted Shares") of the
                   -------------------

                  [ ]    Series A-1 Convertible Preferred Stock
                  [ ]    Series A-2 Convertible Preferred Stock

(the "Preferred Stock") of ZAPWORLD.COM (the "Company") into ______ shares (the "Conversion Shares") of Common Stock (defined below)

CONVERSION DATE:
                 ---------------------------------------------------

     The captioned Holder hereby gives notice to the Company, pursuant to the Certificate of Determination of Convertible Preferred Stock of ZAPWORLD.COM (the "Certificate of Determination"), that the Holder elects to convert the Converted Shares into fully paid and non- assessable shares of Common Stock, no par value (the "Common Stock"), of the Company as of the Conversion Date specified above. Said conversion shall be based on the following Conversion Price (the lower of the two alternatives is checked):

          [ ]   $               , representing the Fixed Conversion Price (as
                 ---------------
                defined in the Certificate of Determination)

          [ ]   $               , representing the Variable Conversion Price
                 ---------------
                (as defined in the Certificate of Determination)

     A schedule of the Closing Bid Prices of the Common Stock for the [ ] twenty-two [ ] forty-five trading days prior to the relevant Conversion Date, as reported on the Principal Trading Market by the Reporting Service (as those terms are defined in the Certificate of Determination), is attached for your reference in determining the Variable Conversion Price, if that box is checked above.

     Based on this Conversion Price, the number of Conversion Shares indicated above should be issued in the following name(s):

               Name and Record Address           Conversion Shares

               -----------------------------     -----------------

               -----------------------------     -----------------

               -----------------------------     -----------------


     As contemplated by the Certificate of Determination and the Securities Purchase Agreement, dated June ____, 2000 (the "Securities Purchase Agreement"), to which the Company and the Holder are parties, this Notice of Conversion is being sent by facsimile to the telecopier number and officer indicated above, with a copy to the Company's counsel.

     The Holder has previously surrendered or will surrender (or cause to be surrendered) the certificate(s) for the Converted Shares, duly endorsed, to the Company at the address indicated above by express courier within 5 business days after delivery or facsimile transmission of this Notice of Conversion.

     The certificates representing the Conversion Shares (together with certificate(s) representing the shares of Preferred Stock not converted hereby) should be transmitted by the Company to the Holder via express courier or by electronic transfer within the time contemplated by the Certificate of Determination after receipt of this Notice of Conversion (by facsimile transmission or otherwise) and the certificate(s) representing the Converted Shares to:


                          -----------------------------

                          -----------------------------

                          -----------------------------

     As contemplated by Article III of the Certificate of Determination, the Company should also pay all unpaid dividends on the Converted Shares by check payable to the Holder (unless such dividends are being paid in Common Stock as contemplated by said section, in which event such shares should be issued in the name of the Holder) delivered in the same manner as, and together with, the Conversion Shares.


                                        ----------------------------------------
                                            (Print name of Holder)


                                        By:
                                            ------------------------------------
                                            (Signature of Authorized Person)


                                        ----------------------------------------
                                            (Printed Name and Title)